UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGMD	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

Question:

In May of this year, Sugarmade announced it had accumulated approximately $10 million in purchase orders for non-medical personal protective supplies and other sanitary products.

What is the status of those purchase orders?

Answer:

Sugarmade still has a significant number of purchase orders pending. As a point of clarification, the actual total value of the purchase orders received for non-medical personal protective supplies and other sanitary products exceeds the stated amount of $10 million. The Company believes its staff resources, importation capabilities, and financing abilities support a $10 million purchase order level. Thus, the Company has limited the amount to purchase orders recognized to the $10 million level. Over the past weeks, we have filled approximately $886,000 in sales against the purchase orders. Our staff is working diligently to source products to fill as many other remaining orders as is possible. Many of the types of products desired are on backorder and are difficult to obtain from the mainly Asian manufactures that specialize in these areas.

Sugarmade sees a long term opportunity to remain a valuable source for non-medical personal protective supplies.

Question:

Earlier this year, BudCars, in which Sugarmade has invested, announced an expansion into the Los Angeles area. What is the status of the launch of delivery services in the Los Angeles area?

And, what is the status of the second delivery operation in the Los Angeles area?

Answer:

One of the Los Angeles sites is behind schedule and the other is well ahead of schedule. We still expect both to become operational as soon as final issues are resolved.

We, and the BudCars staff, are very excited about the Los Angeles expansions. We are actually expanding not into just a single LA location, but into two. The first of these expansions was expected to go online during July and significant progress toward opening has taken place. Unfortunately, we are getting delayed due to last-minute regulatory issues. For example, we are still working to get the security plan approved by local authorities and we have a few minor issues relative to facilities build-out concerning the Americans with Disabilities Act (ADA). As soon as these final issues are cleared, we plan to begin operations.

On the positive side, we are ahead of schedule at the other Los Angeles site. We are happy to report the turn-up of this second site could occur sooner than was expected. While the California regulatory environment is difficult to navigate and there could be further delays. We are now envisioning both sites to be operational at the end of August. Of course, we see major business opportunities out of both sites once operations begin. We will be sure to keep everyone updated. We are working hard daily on both sites.

Question:

What is Sugarmade’s ownership percentage of the BudCars operations? Will this percentage also apply to the new Los Angeles delivery service to be operated by BudCars?

Answer

Sugarmade has acquired a 40% stake in BudCars and has been granted an option to purchase an additional 30%, which could provide Sugarmade a controlling interest. Thus, Sugarmade will share at the rate of 40% on all profits generated, if any, by the operations. Upon gaining a controlling interest, if such an event ever occur, Sugarmade would be able to consolidate all the revenues of the operations and report all such revenues on its financial statements.

The same ownership and option arrangement will also apply to the new Los Angeles business.

Question:

Is the delivery trend still strong in the California marketplace?

Answer:

As we have announced on several occasions, the market for cannabis delivery services is growing substantially. This is resulting in increases in the number of new customers and in the average sale size on a per delivery customer basis. We see cannabis delivery continuing to accelerate. Certainly, the Los Angeles market is especially robust relative to delivery services.

The above estimates may be subject to change upon accounting adjustments. These estimates may not be reliable. Further, the Company may not be able to accurately forecast our growth rate predicated upon these estimates. A significant portion of the Company’s and BudCars’ expenses is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.

Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depends on the continued growth of demand for the cannabis products and services offered by BudCars and our other business operations. In addition, BudCars and our business are affected by general economic and business conditions. Our sales and operating results fluctuate for many reasons, including BudCars and our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers’ demands, our ability to offer products and services on favorable terms, manage inventory, and fulfill customer orders, the introduction of competitive services, websites, products, and price decreases and risks described elsewhere in our filing of reports.

The statements made herein are subject to change depending on numerous factors, including, but not limited to the following, 1) the Company’s ability to obtain necessary final permitting to begin delivery services, 2) changes in cannabis industry regulations, 3) availability of financing to fund new operations, 4) consumer purchasing behaviors, and 5) other factors relating to conducting business in the highly regulated California cannabis marketplace.  Additionally, our business activities, sales and operating results fluctuate for many reasons, including BudCars and our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers’ demands, our ability to offer products and services on favorable terms, manage inventory, and fulfill customer orders, the introduction of competitive services, websites, products, and price decreases. There can be no assurance we will be successful in navigating the complexities discussed herein.  Delays in implementing our business plan, including instituting new delivery operations at planned sites, and numerous other factors, could affect our ability to produce revenue and profits.  Investors and other interest parties should reference our other filings with the U.S. Securities & Exchange Commission, including our annual report on Form 10-K to review a full list of risk factors relating to our current business operations and our stated future plans.

FORWARD-LOOKING STATEMENTS: This filing contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. At this time there are no assurances the Company’s efforts in begin new business operations will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: July 30, 2020	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer